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                                     EXHIBIT 22
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REGISTRANT'S SUBSIDIARIES
-------------------------
The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.


COMPANY NAME                                        JURISDICTION           OWNERSHIP
------------                                        ------------           ---------
Molex US Inc.                                       Delaware, U.S.A.          100.0%
 Molex Caribe Inc.                                  Delaware, U.S.A.          100.0%
 Molex-ETC Inc.                                     Delaware, U.S.A.          100.0%
  ETC Leasing Inc.                                  Delaware, U.S.A.          100.0%
Molex S.A. de C.V.                                  Mexico                    100.0%
Molex International, Inc.                           Delaware, U.S.A.          100.0%
 Ulti-Mate, Inc.                                    California, U.S.A.        100.0%
 Molex Eletronica Ltda.                             Brazil                    100.0%
 Molex da Amazonia Ltda.                            Brazil                    100.0%
 Molex Electronics Ltd.                             Canada                    100.0%
 Dongguan Molex South-China Connector Co. Ltd.      China (P.R.C.)             95.0%
 Molex (Shanghai) Co., Ltd.                         China (P.R.C.)             95.0%
 Molex Eastern Europe S.A. dba Molex France         France                    100.0%
 Molex Elektronik GmbH                              Germany                   100.0%
 Molex Services GmbH                                Germany                   100.0%
 Molex GmbH                                         Germany                    90.0%
 Molex Hong Kong/China Ltd.                         Hong Kong                 100.0%
 Molex (India) Ltd.                                 India                      95.0%
 Molex Italia S.p.A.                                Italy                     100.0%
 Zetronic S.p.A.                                    Italy                     100.0%
 Molex-Japan Co., Ltd.                              Japan                     100.0%
 Molex (Malaysia) Sdn. Bhd.                         Malaysia                  100.0%
 Molex de Mexico S.A. de C.V.                       Mexico                    100.0%
 Molex B.V.                                         Netherlands               100.0%
 Molex European Distribution Center B.V.            Netherlands               100.0%
 Molex Far East-South Management Pte. Ltd.          Singapore                 100.0%
 Molex Singapore Pte. Ltd.                          Singapore                 100.0%
 Molex South Africa (Pty.) Ltd.                     South Africa               87.0%
 Molex Korea Co., Ltd.                              South Korea               100.0%
 Molex Svenska A.B.                                 Sweden                    100.0%
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


COMPANY NAME                                        JURISDICTION           OWNERSHIP
------------                                        ------------           ---------
 Molex Interconnect AG                              Switzerland               100.0%
 Molex Ireland Ltd.                                 Ireland                   100.0%
 Smithstown Light Engineering Ltd.                  Ireland                    50.0%
 Molex Taiwan Ltd.                                  Taiwan (R.O.C.)           100.0%
 Molex (Thailand) Ltd.                              Thailand                  94.75%
 Molex Electronics Ltd.                             United Kingdom            100.0%
Beta Phase, Inc.                                    Delaware, U.S.A.          100.0%
Molex Fiber Optics Inc.                             Illinois, U.S.A.          100.0%
Mod-Tap W Corp.                                     Delaware, U.S.A.          100.0%
  Mod-Tap NA Corp.                                  Massachusetts, U.S.A.     100.0%
  Mod-Tap System Europe SARL                        France                    100.0%
  Mod-Tap Limited                                   United Kingdom            100.0%
  Mod-Tap (Australia) Pty. Limited                  Delaware, U.S.A.          100.0%
  Mod-Tap GmbH                                      Germany                   100.0%
  Mod-Tap Japan Limited                             Delaware, U.S.A.          100.0%
  Mod-Tap Far East Limited                          Delaware, U.S.A.          100.0%
  Mod-Tap Sp. z o.o.                                Poland                    100.0%
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